UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2010

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On March 1, 2010, CBS Corporation (the “Company”) announced the appointment of Thomas S. Shilen, Jr. as the Company’s Senior Vice President, Controller and Chief Accounting Officer, effective March 1, 2010.

Prior to joining the Company, Mr. Shilen, age 50, served as Senior Vice President and Corporate Controller (principal accounting officer) of Sara Lee Corporation since November 2008.  Prior to that time, Mr. Shilen served as Senior Vice President, Global Reporting and Deputy Controller for American Express from 2007 to 2008, Chief Administrative Officer and Chief Financial Officer for Citi Home Equity from 2005 to 2007, and as Chief Financial Officer with The Citigroup Private Bank from 2003 to 2005.  Prior to that, Mr. Shilen served as Chief Financial Officer or Controller for various divisions of General Electric Company from 1998 to 2003, and prior to that, held various finance positions at PepsiCo, Inc.

A copy of the press release announcing the appointment of Mr. Shilen is filed herewith as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated March 1, 2010, announcing the appointment of Thomas S. Shilen, Jr. as Senior Vice President, Controller and Chief Accounting Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

		By:	/s/ Louis J. Briskman
			Name:	Louis J. Briskman
			Title:	Executive Vice President and
General Counsel

Date:	March 1, 2010

Exhibit Index

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated March 1, 2010, announcing the appointment of Thomas S. Shilen, Jr. as Senior Vice President, Controller and Chief Accounting Officer